Exhibit 23.4

[Netherland, Sewell & Associates, Inc. Letterhead]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-4 of Energy Partners, Ltd. to be filed with the U.S. Securities and Exchange Commission on or about June 29, 2007. We also consent to the reference to our firm and the use of our report effective December 31, 2006, in the Registration Statement. We further consent to references to our firm in the registration Statement under the caption “Experts”.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Frederic D. Sewell
Frederic D. Sewell Chairman and Chief Executive Officer

Dallas, Texas

June 29, 2007